UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

June 19, 2022

Date of Report (Date of earliest event reported)

The Greater Cannabis Company, Inc.

(Exact Name of Registrant as Specified in Charter)

Florida	000-56027	30-0842570
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 Walker Ave, Suite 101
Baltimore, MD 21208

(Address of Principal Executive Offices)

(443) 738-4051

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

As used in this Current Report on Form 8-K (this “Current Report”), and unless otherwise indicated, the terms “the Company,” “GCAN,” “we,” “us” and “our” refer to The Greater Cannabis Company, Inc. and it subsidiaries.

Item 1.01 Entry into a Material Definitive Agreement.

On June 19, 2022, GCAN and FirstFire Global Opportunities Fund, LLC (“FFG”) agreed to further amend, effective May 27, 2022, that certain Amended Securities Purchase Agreement originally dated March 11, 2021 and amended June 7, 2021 and May 18, 2022 (as amended, the “SPA”), to provide that the Conversion Price of the Convertible Promissory Note dated June 28, 2021 in the original principal amount of $272,500 issued pursuant to the SPA, be set at $0.001 with respect to the conversion of up to $100,000 in principal and interest thereunder into shares of the Company’s common stock as provided for therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GREATER CANNABIS COMPANY, INC. a Florida corporation

Dated: June 21, 2022	By:	/s/ Aitan Zacharin
Chief Executive Officer